SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event report August 15, 2002

First Union National Bank (as Representative under a Pooling and
Servicing Agreement dated as of February 28, 2001 providing for the issuance of HomEq Trust 2001-A) and each of the Originators
listed on Schedule A attached hereto.

(Exact name of registrant as specified in its charter)

*	333-60771	*

State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	ID Number)

c/o First Union National Bank, 401 South Tryon Street – NC1179 Charlotte, NC 28288

(Address of principal executive officer)

Registrant’s Telephone Number, including area code: (704) 383-9568

(Former name or former address, if changed since last report)

* See Schedule A

Item 5	Other Events

The Servicer has and continues to adjust its servicing policies to meet the requirements of regulatory agencies, as provided for in the Pooling and Servicing Agreement. The Issuer will disclose such policies that materially and adversely effect the Certificateholders.

Attached herein as Exhibit 20.1 hereto is a copy of the Monthly Statement sent to Class A Certificate holders with respect to the August 15, 2002 Remittance Date.

Item 7	Financial Statements and Exhibits

Item 601 (a) of Regulation
S-K Exhibit Number

20.1	Monthly statement to Class A Certificate holders with respect to the August 15, 2002 Remittance Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST UNION NATIONAL BANK

By:	\s\ Robert Ashbaugh

Name: Robert Ashbaugh
	Title: Vice President	Dated: August 30, 2002

Exhibit Index

20.1	Monthly statement sent to Class A Certificate holders with respect to the August 15, 2002 Remittance Date.

Schedule A

	State of	IRS Employer
Registrant	Incorporation	ID Number

HomEq Servicing Corp. The Money Store/D.C. Inc. The Money Store Home Equity Corp. The Money Store/Minnesota Inc.	D.C. Kentucky Minnesota	22-2133027 22-2522232 22-3003495